Exhibit 10.8

SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made and entered into effective as of October 7, 2024, by and between ADIFEX HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (the “Debtor”), and FRESH VINE WINE, INC., a corporation organized under the laws of the State of Delaware (the “Lender”).

BACKGROUND

A. The Debtor has entered into that certain Promissory Note with the Lender of even date herewith (as amended, restated, or replaced from time to time, the “Note”);

B. To induce the Lender to make the financial accommodations provided to the Debtor pursuant to the Note, the Debtor desires to pledge, grant, transfer, and assign to the Lender a security interest in the Collateral (as hereinafter defined) to secure the Obligations (as hereinafter defined), as provided herein.

C. In consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, the Debtor does agree as follows:

AGREEMENT

Therefore, for good and valuable consideration, Debtor hereby agrees for the benefit of the Lender as follows:

article I. SECURITY INTEREST

1.1 Grant of Security Interest. The Debtor hereby grants a security interest in and collaterally assigns the Collateral (defined below) to the Lender to secure all of the Obligations (defined below) to the Lender. The intent of the parties hereto is that the Collateral secures all Obligations to the Lender, whether or not such Obligations exist under this Agreement or any other agreements, whether now or hereafter existing, between the Debtor and the Lender, including, without limitation, any note, any loan or security agreement, any lease, any mortgage, deed of trust or other pledge of an interest in real or personal property, any guaranty, any letter of credit, or any agreement for any other services or credit extended by the Lender to the Debtor even though not specifically enumerated herein, and any other agreement with the Lender (together and individually, the “Loan Documents”).

1.2 “Collateral” means all personal property of the Debtor whether now owned or existing or hereafter acquired by the Debtor, wherever located (including all documents, general intangibles, additions and accessions, spare and repair parts, special tools, replacements, returned or repossessed goods and books and records relating to the following; and all proceeds and products of the following) including, without limitation, the following:

All equipment (“Equipment”), fixtures, and inventory (“Inventory”) (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor’s business), including all spare and repair parts, special tools, equipment and replacements for any of the foregoing, and any software embedded therein or related thereto;

All accounts (“Receivables”), contract rights, documents, chattel paper (including electronic chattel paper), instruments, and general intangibles (including rights to payment from state or federal government assistance programs), all returned or repossessed goods the sale of which gave rise to any of the foregoing;

All financial assets, investment property, securities (whether certificated or uncertificated, and including investment company securities), security entitlements, securities accounts, commodity contracts, and commodity accounts, including all substitutions and additions thereto, and all dividends, distributions and sums distributable or payable from, upon or in respect of such property;

All motor vehicles, trailers, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

All commercial tort claims;

All deposit accounts;

All letter-of-credit rights;

All supporting obligations that support the payment or performance of any of the foregoing; and

All additions and accessions to, all proceeds, products, offspring and profits of, and all rights and privileges incident to, any of the foregoing.

The terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the State of Delaware, unless otherwise defined herein.

1.3 “Obligations” means each and all of the Debtor’s debts, indebtedness, liabilities, obligations, covenants, warranties, and duties to the Lender, whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of the Note, this Agreement, other Loan Documents or otherwise, and regardless of whether such Obligations arise out of existing or future credit granted by the Lender to the Debtor and others, to others guaranteed, endorsed or otherwise secured by the Debtor or to any debtor-in-possession or other successor-in-interest of the Debtor, and including principal, interest, fees, expenses and charges relating to any of the foregoing.

article II. REPRESENTATIONS, WARRANTIES AND COVENANTS

As long as any Obligations to the Lender are unpaid or outstanding, the Debtor continuously represents, warrants and agrees as follows:

2.1 Debtor’s Name, Organization; The Debtor will not do business under another name nor use any trade name without giving ten (10) days prior written notice to the Lender. The address appearing in Schedule A below is the Debtor’s principal place of business; and all Collateral is located at that address or the other addresses listed Schedule A except to the extent the Debtor has provided prior written notice to the Lender of any change of address/new location. Schedule A does not limit the Lender’s rights to Collateral wherever located.

2.2 Status of Collateral. All Collateral is genuine and validly existing. Except for items of insignificant value or as otherwise reflected in writing by the Debtor to the Lender under a borrowing base or otherwise, (i) Collateral constituting inventory, farm products already grown, equipment and fixtures is in good condition, not obsolete and is either currently saleable or usable; and (ii) Collateral constituting accounts, contract rights, notes, chattel paper and other third-party obligations to pay is fully enforceable in accordance with its terms and not subject to return, dispute, setoff, credit allowance or adjustment except for discounts for prompt payment. Unless the Debtor provides the Lender with written notice to the contrary, the Debtor has no notice or knowledge of anything that would impair the ability of any third-party obligor to pay any debt to the Debtor when due.

2.3 Ownership; Maintenance of Collateral; Restrictions on Liens and Dispositions. The Debtor is the sole owner of the Collateral free of all liens, claims, other encumbrances and security interests except as permitted in writing by the Lender. The Debtor will: (i) maintain the Collateral in good condition and repair (reasonable wear and tear excepted), and not permit its value to be impaired; (ii) not permit waste, removal or loss of identity of the Collateral; (iii) keep the Collateral free from all liens, executions, attachments, claims, encumbrances and security interests other than the Lender’s paramount security interest, except for purchase money security interests for loan or leases for furniture, fixtures and equipment to be used in the ordinary course of business; (iv) defend the Collateral against all claims and legal proceedings by persons other than the Lender; (v) pay and discharge when due all taxes, levies and other charges or fees upon the Collateral except for payment of taxes contested by the Debtor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral; (vi) not lease, sell or transfer the Collateral to any party nor move it to any new location outside of the ordinary course of business; (vii) not permit the Collateral, without the consent of the Lender, to become a fixture or an accession to other goods; (viii) not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance; and, (ix) as to the Collateral consisting of instruments and chattel paper, preserve the Lender’s rights in it against all other parties.

2.4 Maintenance of Security Interest; Purchase Money Security Interests. The Debtor shall take any action reasonably requested by the Lender to preserve the Collateral and to establish the value of, the priority of, to perfect, to continue the perfection of or to enforce the Lender’s interest in the Collateral and the Lender’s rights under this Agreement; and shall pay all costs and expenses related thereto. The Debtor and the Lender intend to maintain the full effect of any purchase money security interest granted in favor of the Lender notwithstanding the fact that the Collateral so purchased is also pledged as security for other Obligations under the Loan Documents.

2.5 Security Interest in Commercial Tort Claims. If a commercial tort claim reasonably expected to be in excess of $25,000 ever arises that is intended to compensate Debtor for loss of property that is Collateral or that is intended to compensate Debtor for loss of operating revenues, the Debtor shall notify the Lender of such claim, provide all documents pertinent to such claim, and grant the Lender a security interest in such claim.

2.6 Collateral Inspections; Modifications and Changes in Collateral. At reasonable times and at reasonable intervals, the Lender may examine the Collateral and the Debtor’s records pertaining to it, wherever located, and make copies of such records at the Debtor’s expense; and the Debtor shall assist the Lender in so doing. Without the Lender’s prior written consent, the Debtor shall not materially alter, modify, discount, extend, renew or cancel any Collateral, except for discounts customarily granted in the Debtor’s ordinary course of business for payment on accounts, physical modifications to the inventory occurring in the manufacturing process or alterations to equipment which do not materially affect its value. The Debtor shall promptly notify the Lender in writing of any material change in the condition of the Collateral and of any change in location of the Collateral. Upon and during the continuance of any default, or if otherwise reasonably requested by Lender, Debtor shall reimburse Lender for the cost of Lender’s onsite inspections; provided that if Debtor is not in default, Debtor shall not be requested to pay for more than one on-site inspection per year.

2.7 Collateral Records, Reports and Statements. The Debtor shall keep accurate and complete records respecting the Collateral in such form as the Lender may approve. At such times as the Lender may require, the Debtor shall furnish to the Lender any records/information the Lender might require, including, without limitation, a statement certified by the Debtor and in such form and containing such information as may be prescribed by the Lender showing the current status and value of the Collateral. Lender shall have the right to receive copies of all property inspections performed by any franchisor and the Debtor’s responses thereto.

2.8 Chattel Paper, Instruments, Etc. Chattel paper, instruments, drafts, notes, acceptances, and other documents that constitute Collateral shall be on forms satisfactory to the Lender. The Debtor shall promptly mark chattel paper to indicate conspicuously the Lender’s security interest therein, shall not deliver any chattel paper or negotiable instruments to any other entity and, upon request, shall deliver all original chattel paper, instruments, drafts, notes, acceptances and other documents which constitute Collateral to the Lender. Nothing in this section shall be construed to prohibit the Debtor from endorsing checks received as deposits, as payments, or as proceeds of Collateral for deposit into Debtor’s operating account. Lender reserves its rights to cause Debtor to deliver such items directly to Lender after an Event of Default.

2.9 [Reserved].

2.10 Insurance. The Debtor will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is reasonably satisfactory to the Lender, including insurance for fire, hail, and other risks insured against by extended or comprehensive coverage, public liability insurance and workers’ compensation insurance; and will designate the Lender as loss payee with a “Lender’s Loss Payable” endorsement on any casualty policies and take such other action as the Lender may reasonably request to ensure that the Lender will receive (subject to no other interests) the insurance proceeds of the Collateral. The Debtor hereby assigns all insurance proceeds to and irrevocably directs, while any Obligations remain unpaid, any insurer to pay to the Lender the proceeds of all such insurance and any premium refund; and authorizes the Lender to endorse the Debtor’s name to effect the same, to make, adjust or settle, in the Debtor’s name, any claim on any insurance policy relating to the Collateral; and, at the option of the Lender, to apply such proceeds and refunds to the Obligations or to restoration of the Collateral, returning any excess to the Debtor.

2.11 Authorization of Filing. The Debtor hereby authorizes the Lender to file all financing statements describing the Collateral, and all amendments thereto, in any offices as the Lender, in its sole discretion, may determine.

article III. COLLECTIONS

3.1 Deposit with the Lender. At any time during the continuance of an Event of Default, the Lender may require that all proceeds of Collateral received by the Debtor shall be held by the Debtor upon an express trust for the Lender, shall not be commingled with any other funds or property of the Debtor and shall be turned over to the Lender in precisely the form received (but endorsed by the Debtor, if necessary for collection) not later than the business day following the day of their receipt. All proceeds of Collateral received by the Lender directly or from the Debtor shall be applied against the Obligations in such order and at such times as the Lender shall determine.

article IV. RIGHTS AND DUTIES OF THE LENDER

In addition to all other rights (including setoff) and duties of the Lender under the Note that are expressly incorporated herein as a part of this Agreement, the following provisions shall also apply:

4.1 Authority to Perform for the Debtor. The Debtor presently appoints any officer of the Lender as the Debtor’s attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon and during the continuation of a default by the Debtor hereunder (subject to any notice requirements or grace/cure periods under this or other agreements between the Debtor and the Lender): (i) to endorse or place the name of the Debtor on any invoice or document of title relating to accounts, drafts against customers, notices to customers, notes, acceptances, assignments of government contracts, instruments, financing statements, checks, drafts, money orders, insurance claims or payments or other documents evidencing payment or a security interest relating to the Collateral; (ii) to receive, open and dispose of all mail addressed to the Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to the Debtor to an address designated by the Lender; (iii) to do all such other acts and things necessary to carry out the Debtor’s duties under this Agreement and the other Loan Documents; and (iv) to perfect, protect and/or realize upon the Lender’s interest in the Collateral. If the Collateral includes funds or property in depository accounts, the Debtor authorizes each of its depository institutions to remit to the Lender, without liability to the Debtor, all of the Debtor’s funds on deposit with such institution upon written direction by the Lender after default and during the continuance of a by the Debtor hereunder. All acts by the Lender are hereby ratified and approved except arising out of gross negligence or willful misconduct, and the Lender shall not be liable for any acts of commission or omission, nor for any efforts of judgment or mistakes of fact or law.

4.2 Verification and Notification; Lender’s Rights. The Lender may verify Collateral in any manner, and the Debtor shall assist the Lender in so doing. Upon the occurrence and during the continuance of a default hereunder, the Lender may at any time and the Debtor shall, upon request of the Lender, notify the account debtors to make payment directly to the Lender; and the Lender may enforce collection of, sell, settle, compromise, extend or renew the indebtedness of such account debtors; all without notice to or the consent of the Debtor. Until account debtors are so notified, the Debtor, as agent of the Lender, shall make collections on the Collateral. The Lender may at any time notify any bailee possessing Collateral of the Lender’s security interest and, upon the occurrence and during the continuance of a default hereunder, direct such bailee to turn over the Collateral to the Lender.

4.3 Collateral Preservation. The Lender shall use reasonable care in the custody and preservation of any Collateral in its physical possession but in determining such standard of reasonable care, the Debtor expressly acknowledges that the Lender has no duty to: (i) insure the Collateral against hazards; (ii) ensure that the Collateral will not cause damage to property or injury to third parties; (iii) protect it from seizure, theft or conversion by third parties, third parties’ claims or acts of God; (iv) give to the Debtor any notices received by the Lender regarding the Collateral; (v) perfect or continue perfection of any security interest in favor of the Debtor, (vi) perform any services, complete any work-in-process or take any other action in connection with the management or maintenance of the Collateral; or (vii) sue or otherwise effect collection upon any accounts even if the Lender shall have made a demand for payment upon individual account debtors. Notwithstanding any failure by the Lender to use reasonable care in preserving the Collateral, the Debtor agrees that the Lender shall not be liable for consequential or special damages arising therefrom.

article v. DEFAULTS AND REMEDIES

The Lender may enforce its rights and remedies under this Agreement upon default. A default shall occur if the Debtor fails to comply with the terms of the Note, this Agreement or other Loan Documents beyond any applicable grace or cure period provided therein.

5.1 Cumulative Remedies; Notice; Waiver. In addition to the remedies for default set forth in the Note and this Agreement, the Lender upon default shall have all other rights and remedies for default provided by the Uniform Commercial Code, as well as any other applicable law and this Agreement, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO REPOSSESS, RENDER UNUSABLE AND/OR DISPOSE OF THE COLLATERAL WITHOUT JUDICIAL PROCESS. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies that the Lender would otherwise have. With respect to such rights and remedies:

(a) Assembling Collateral; Storage; Use of the Debtor Name/Other Property. The Lender may require the Debtor to assemble the Collateral and to make it available to the Lender at any convenient place designated by the Lender. The Debtor recognizes that the Lender will not have an adequate remedy in Law if this obligation is breached and accordingly, Debtor’s obligation to assemble the Collateral shall be specifically enforceable. The Lender shall have the right to take immediate possession of said Collateral and the Debtor irrevocably authorizes the Lender to enter any of the premises wherever said Collateral shall be located, and to store, repair, maintain, assemble, manufacture, advertise and sell, lease or dispose of (by public sale or otherwise) the same on said premises until sold, all without charge or rent to the Lender. The Lender is hereby granted an irrevocable license to use, without charge, the Debtor’s equipment, inventory, labels, patents, copyrights, franchises, names, trade secrets, trade names, trademarks and advertising matter and any property of a similar nature; and the Debtor’s rights under all licenses and franchise agreements shall inure to the Lender’s benefit. Further, the Debtor releases the Lender from obtaining a bond or surety with respect to any repossession and/or disposition of the Collateral.

(b) Notice of Disposition. Written notice, when required by law, sent to any address of the Debtor in this Agreement, at least ten (10) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice. Notification to account debtors by the Lender shall not be deemed a disposition of the Collateral.

(c) Possession of Collateral/Commercial Reasonableness. The Lender shall not, at any time, be obligated to either take or retain possession or control of the Collateral. With respect to Collateral in the possession or control of the Lender, the Debtor and the Lender agree that as a standard for determining commercial reasonableness, the Lender need not liquidate, collect, sell or otherwise dispose of any of the Collateral the Lender believes, in good faith, that disposition of the Collateral would not be commercially reasonable, would subject the Lender to third-party claims or liability, that other potential purchasers could be attracted or that a better price could be obtained if the Lender held the Collateral for up to one year; and the Lender shall not then be deemed to have retained the Collateral in satisfaction of the Obligations. Furthermore, the Lender may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker, and the Lender need not complete, process or repair the Collateral prior to disposition.

(d) Waiver by the Lender. The Lender may permit the Debtor to attempt to remedy any default without waiving its rights and remedies hereunder, and the Lender may waive any default without waiving any other subsequent or prior default by the Debtor. Furthermore, delay on the part of the Lender in exercising any right, power or privilege hereunder or at law shall not operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension shall be deemed to have occurred unless the Lender has expressly agreed in writing specifying such waiver or suspension.

article vi. MISCELLANEOUS

6.1 Miscellaneous. When there is more than one Debtor named herein: (a) the word "Debtor" shall mean all or any one or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Obligations secured hereby shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or proceeds of Collateral or any other security now or hereafter held by Lender. Debtor hereby waives any right to require Lender to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or proceeds of collateral, and (iv) make any presentment or demand, or give any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any Collateral or proceeds of Collateral. Debtor further waives any right to direct the application of payments or security for any Obligations of Debtor or indebtedness of customers of Debtor.

6.2 Notices. All notices, requests and demands required under this Agreement must be in writing, addressed to Lender at the address specified in the Loan Agreement or any of the other Loan Documents entered into between Debtor and Lender and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

6.3 Costs, Expenses And Attorneys' Fees. Debtor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, to the extent permitted by applicable law, reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel to the extent permissible), expended or incurred by Lender in connection with (a) the perfection and preservation of the Collateral or Lender's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether or not suit is brought or foreclosure is commenced, and where suit is brought, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Debtor or in any way affecting any of the Collateral or Lender's ability to exercise any of its rights or remedies with respect thereto or under the Loan Documents. Subject to any restrictions under applicable law pertaining to usury, all of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at the rate of interest then due under the Loan Agreement. Notwithstanding anything in this Agreement to the contrary, reasonable attorneys’ fees shall not exceed the amount permitted by law.

6.4 Successors; Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Lender and Debtor.

6.5 Severability of Provisions. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Security Agreement effective as of the date first written above.

DEBTOR:

Adifex Holdings, LLC

a Delaware limited liability company

By: /s/ Roman Scharf

Name: Roman Scharf

Title: Authorized Signatory

LENDER:

Fresh Vine Wine, Inc.

a Delaware corporation

By:/s/ Michael Pruitt

Name: Michael Pruitt

Title: Chief Executive Officer

SCHEDULE A

IDENTIFICATION, CHIEF EXECUTIVE OFFICE
AND COLLATERAL LOCATIONS LIST

Taxpayer Identification Number: [xx-xxxxxxxx]

State Entity Identification Number: 3839723

Address of Principal Office:

900 Foulk Road, Suite 201

Wilmington, DE 19803

Other Collateral Locations: